Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (i) on Form S-8 (No. 333-68221) pertaining to registration of shares under the Smurfit-Stone Container Corporation Long-Term Incentive Plan and shares under Stone Container Corporation option plans converted to Smurfit-Stone Container Corporation shares in the merger agreement; (ii) on Form S-8 (No. 33-57085) pertaining to registration of shares under the Smurfit-Stone Container Corporation 1992 Stock Option Plan; (iii) on Form S-8 (No. 333-31961) pertaining to registration of additional shares under the Smurfit-Stone Container Corporation 1992 Stock Option Plan; (iv) on Form S-8 (No. 333-47143) pertaining to the registration of shares under the Smurfit-Stone Container Corporation Management Incentive Plan; (v) on Form S-8 (No. 333-32850) pertaining to the registration of shares under the Smurfit-Stone Container Corporation Hourly Savings Plan, the Smurfit-Stone Container Corporation Savings Plan, the Jefferson Smurfit Corporation Hourly Savings Plan, and the Smurfit Packaging Corporation Savings Plan; (vi) on Form S-4 (No. 333-43656) pertaining to registration of shares under the Smurfit-Stone Container Corporation Preferred Stock Plan; (vii) on Form S-8 (No. 333-58018) pertaining to registration of shares under the St. Laurent Paperboard Hourly Savings Plan; (viii) on Form S-8 (No. 333-117474) pertaining to registration of additional shares under the Smurfit-Stone Container Corporation 2004 Long-Term Incentive Plan and (ix) on Form S-8 (No. 333-117475) pertaining to registration of shares under the Smurfit-Stone Container Corporation Non-Employee Director Deferred Compensation Plan, of our reports dated February 27, 2007, with respect to the consolidated financial statements and schedule of Smurfit-Stone Container Corporation, Smurfit-Stone Container Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Smurfit-Stone Container Corporation,  included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

St. Louis, Missouri
February 27, 2007